UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15TH FLOOR, SALT LAKE CITY, UTAH	84133
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	Unregistered Sales of Equity Securities; Other Events

On March 30, 2010, Zions Bancorporation (“Zions”) completed the settlement of its offer to exchange shares of its common stock, without par value (the “Common Stock”), for any and all of its nonconvertible subordinated debt, upon the terms and subject to the conditions described in an Offer to Exchange, dated March 1, 2010, and in the related Letter of Transmittal (the “Exchange Offer”), the results of which were announced in a press release dated March 29, 2010. In the aggregate, Zions issued 2,165,391 shares of Common Stock (approximately 1.37% of Zions outstanding Common Stock, based on the number of shares outstanding as of March 24, 2010) in exchange for approximately $55.6 million, or approximately 29%, of the total outstanding principal amount of the nonconvertible subordinated debt. The number of shares issued was based on a notional price of $22.5433 per share. Pursuant to the terms of the Exchange Offer, this price was calculated using the simple arithmetic average of the daily per share volume weighted average price of Zions’ Common Stock for each of the five consecutive trading days ending on March 24, 2010. After settlement of the Exchange Offer, $134.554 million principal amount of the nonconvertible subordinated debt remained outstanding.

The Common Stock was issued in the Exchange Offer in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

A copy of the press release announcing the results of the Exchange Offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	Zions Bancorporation Press Release dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: March 30, 2010	By:	/s/ THOMAS E. LAURSEN
Thomas E. Laursen Executive Vice President and General Counsel

Exhibit No.	Description

99.1	Zions Bancorporation Press Release dated March 29, 2010.